SCHEDULE 14A INFORMATION

                Proxy Statement Pursuant to Section 14(a) of the
                        Securities Exchange Act of 1934

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    (as permitted by Rule 14a-6(e)(2))
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
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                           Chromcraft Revington, Inc.
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                (Name of Registrant as Specified in Its Charter)


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     (Name of Person(s) Filing Proxy Statement if other than the Registrant)

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             computed pursuant to Exchange Act Rule O-11 (Set forth the amount on which the filing fee is calculated and state how it
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[ ]      Fee paid previously with preliminary materials.
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         was paid previously. Identify the previous filing by registration
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

                           CHROMCRAFT REVINGTON, INC.
                          1100 North Washington Street
                              Delphi, Indiana 46923

                         -------------------------------


                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                        TO BE HELD THURSDAY, MAY 1, 2003

                         -------------------------------


To the Stockholders of Chromcraft Revington, Inc.:

         The annual meeting of stockholders of Chromcraft Revington, Inc. (the "Company") will be held on Thursday, May 1, 2003 at 9:00 a.m., local time, at the Canterbury Hotel, 123 South Illinois Street, Indianapolis, Indiana, for the following purposes:

         1. To approve the following amendments to the Company's Certificate of Incorporation, as set forth in the Amended and Restated Certificate of Incorporation included as Appendix A to the attached proxy statement, and as described in the proxy statement (each of which amendments will be voted upon separately):

                  a. To increase the percentage of holders of common stock of the Company necessary to call a special meeting of stockholders from 15% to 33 1/3%;

                  b. To require that any action by stockholders of the Company must be taken at a meeting of stockholders and not by written consent in lieu of a meeting;

                  c. To divide the directors of the Company into three classes with staggered terms;

                  d. To provide the manner in which director vacancies and newly created directorships may be filled;

                  e. To provide that directors of the Company may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of the Company entitled to vote in the election of directors;

                  f. To provide that the Board of Directors of the Company may establish provisions regarding the term of office, filling of vacancies, removal and other features for a director who may be elected by the holders of any preferred stock of the Company entitled to vote as a separate class;

                  g. To provide limitations on certain business combinations with significant stockholders of the Company;

                  h. To provide that certain business combinations involving the Company may require the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of the Company; and

                  i. To require that any amendment or repeal of certain provisions of the Company's Amended and Restated Certificate of Incorporation would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock and to restrict any amendments to the Company's By-Laws in contravention of certain provisions of the Company's Amended and Restated Certificate of Incorporation.

         2. To elect six directors of the Company, as described in the attached proxy statement.

         3. To ratify the appointment of KPMG LLP as the independent auditors for the Company for the fiscal year ending December 31, 2003.

         4. To transact such other business as may properly come before the annual meeting of stockholders and any adjournment or postponement thereof.

         The Board of Directors has fixed the close of business on March 3, 2003 as the record date for determining stockholders entitled to notice of and to vote at the annual meeting of stockholders.

         Whether or not you plan to attend the annual meeting, you are urged to complete, date and sign the enclosed proxy and return it promptly in the envelope provided so that your shares are represented and voted at the annual meeting.


                                            By Order of the Board of Directors,

                                            Frank T. Kane
                                            Vice President-Finance,
                                            Chief Financial Officer,
                                            Secretary and Treasurer


April 1, 2003

                           CHROMCRAFT REVINGTON, INC.
                          1100 North Washington Street
                              Delphi, Indiana 46923

                         -------------------------------

                                 PROXY STATEMENT

                         -------------------------------

                               GENERAL INFORMATION

         This proxy statement is furnished to the stockholders of Chromcraft Revington, Inc. (the "Company") in connection with the solicitation by the Board of Directors of the Company of proxies to be voted at the annual meeting of stockholders of the Company to be held on Thursday, May 1, 2003 at 9:00 a.m., local time, at the Canterbury Hotel, 123 South Illinois Street, Indianapolis, Indiana, and at any and all adjournments or postponements of the meeting. This proxy statement and accompanying form of proxy were first mailed to stockholders of the Company on or about April 1, 2003.

         The cost of soliciting proxies will be borne by the Company. In addition to use of the mail, proxies may be solicited personally or by telephone by directors, officers and certain employees of the Company who will not be specially compensated for such solicitation. The Company also will request brokerage firms, nominees, custodians and fiduciaries to forward the proxy solicitation materials relating to the annual meeting to the beneficial owners of common stock and will reimburse such institutions for the cost of forwarding the materials.

         Any stockholder giving a proxy has the right to revoke it at any time before the proxy is exercised. Revocation may be made by written notice delivered to the Secretary of the Company, by executing and delivering to the Company a proxy bearing a later date or by attending and voting in person at the annual meeting.

         The shares represented by proxies received by the Company will be voted as instructed by the stockholders giving the proxies. In the absence of specific instructions, proxies will be voted as follows:

         o FOR the approval of each of the amendments to the Company's Certificate of Incorporation, as set forth in the Amended and Restated Certificate of Incorporation included as Appendix A to this proxy statement, and as described herein;

         o FOR the election as directors of the six persons named as nominees in this proxy statement, as described herein; and

         o FOR the approval of the ratification of KPMG LLP as the independent auditors for the Company for the fiscal year ending December 31, 2003.

         If for any reason any director nominee becomes unable or unwilling to serve, the persons named as proxies in the accompanying form of proxy will have authority to vote for a substitute nominee. The accompanying form of proxy gives discretionary authority to the persons named as proxies therein to vote in accordance with their best judgment on any other matters that may properly come before the annual meeting.

         The principal executive office of the Company is located at 1100 North Washington Street, Delphi, Indiana 46923.

                                VOTING SECURITIES

         The Company has one class of capital stock outstanding consisting of common stock. The close of business on March 3, 2003 has been fixed as the record date (the "Record Date") for determining stockholders of the Company entitled to notice of and to vote at the annual meeting and any adjournments or postponements thereof. On the Record Date, the Company had 6,038,590 shares of common stock outstanding and entitled to vote. There are no other outstanding securities of the Company entitled to vote.

         Each share of common stock of the Company is entitled to one vote, exercisable in person or by proxy. The presence, in person or by proxy, of the holders of a majority of the outstanding shares of common stock is necessary to constitute a quorum at the annual meeting. Shares voting, abstaining or withholding authority to vote on any matter at the annual meeting will be counted as present for purposes of determining a quorum. In counting the votes with respect to the approval of the amendments to the Certificate of Incorporation, the ratification of the appointment of KPMG LLP as the independent auditors for the Company and any other matters that may properly come before the meeting, abstentions will have the same effect as votes against the matter. Instructions on the accompanying proxy card to withhold authority to vote for one or more of the director nominees will result in those nominees receiving fewer votes. Shares that are the subject of a broker non-vote will be deemed to be not voted.

         Assuming a quorum is present at the annual meeting, the proposed amendments to the Certificate of Incorporation will be approved upon the affirmative vote of the holders of at least a majority of the outstanding shares of common stock. The election of directors will be determined by a plurality of the votes cast at the annual meeting. The ratification of the appointment of KPMG LLP and any other matters that may properly come before the meeting must be approved by the affirmative vote of the holders of at least a majority of the shares present in person or by proxy at the annual meeting.

     ITEM 1 - APPROVAL OF THE AMENDMENTS TO THE CERTIFICATE OF INCORPORATION

         The first item to be acted upon at the annual meeting of stockholders will be the approval of the proposed amendments to the Company's Certificate of Incorporation, as set forth in the Amended and Restated Certificate of Incorporation which is attached to this Proxy Statement as Appendix A. The Amended and Restated Certificate of Incorporation contains several amendments to the Company's present Certificate of Incorporation, each of which amendments is described below. The following discussion is qualified in its entirety by reference to the complete Amended and Restated Certificate of Incorporation (and the proposed amendments contained therein) attached to this proxy statement as Appendix A.

         The amendments are being proposed based upon a general review by the Board of Directors of the Company's Certificate of Incorporation and based upon the fact that the Company no longer has a stockholder which owns a majority of the outstanding voting shares of the Company. In 2002, the Company and its Employee Stock Ownership Plan purchased all of the shares of common stock owned by an affiliate of Citigroup, Inc. At the time of the stock purchases, the Citigroup affiliate owned approximately 59% of the Company's outstanding shares of common stock.

         All of the proposed amendments are permitted by the Delaware General Corporation Law, which is the law under which the Company was incorporated. The Board of Directors has unanimously approved each of the proposed amendments.

         Each of the proposed amendments will be voted upon separately, as indicated on the enclosed proxy card. Only those proposed amendments that are approved by the requisite vote of stockholders will be included in the Amended and Restated Certificate of Incorporation to be filed with the Delaware Secretary of State, unless the Board of Directors determines, without further action by stockholders, not to include any of the amendments so approved by stockholders in the Company's Amended and Restated Certificate of Incorporation. The Amended and Restated Certificate of Incorporation (including the amendments contained therein) will become effective, following stockholder approval, upon the filing of the Amended and Restated Certificate of Incorporation with the Delaware Secretary of State.

         The persons named on the enclosed proxy intend to vote each proxy, if properly signed and returned, FOR the approval of each of the proposed amendments to the Company's Certificate of Incorporation, unless indicated otherwise on the stockholder's proxy.

         The amendments are not being proposed in response to any specific effort of which the Company is aware to accumulate the Company's outstanding common stock or to obtain control of the Company. An overall effect of certain of the proposed amendments may be to discourage or render more difficult to accomplish certain mergers, tender offers, proxy contests or assumptions of control by a holder of a large block of the Company's common stock and the removal of directors, even if any of the foregoing may be favorable to stockholders generally.

         The Board of Directors unanimously recommends voting FOR all of the amendments to the Certificate of Incorporation, each of which is described more fully as follows:

         Meetings of Stockholders, Quorum and Voting. Section 2 of Article Ten of the Company's Certificate of Incorporation is proposed to be amended and replaced in its entirety to read as set forth in Section 10.2 of the attached Amended and Restated Certificate of Incorporation. Currently, the Certificate of Incorporation provides that special meetings of stockholders may be called by the Board of Directors, the President or the holders of not less than 15% of the outstanding shares entitled to be cast at the meeting. As amended, new Section
10.2 would be divided into two subsections. The principal change in the proposed amendment is that special meetings of stockholders would be able to be called by the Board of Directors, the Chairman of the Board, the President, the holders of at least 33 1/3% of the outstanding shares of common stock or, if permitted, the holders of any class or series of preferred stock.

         The proposed amendment would allow the Chairman of the Board to call a special meeting of stockholders and would increase the percentage of the holders of shares entitled to call a special meeting from 15% to 33 1/3%. On March 15, 2002, the Board of Directors elected Mr. Michael E. Thomas, who was then serving as President of the Company, to the additional position of Chairman of the Board. In the event that the offices of Chairman of the Board and President are held by different persons, the Board of Directors believes it is appropriate for either the Chairman of the Board or the President to be able to call a special meeting of stockholders of the Company.

         The Board of Directors also believes it is more appropriate that the percentage of holders of common stock required to call a special meeting is 33 1/3% rather than 15%. Placing the percentage at 33 1/3% would avoid the Company having to incur the significant expense and devote the substantial management time related to a special meeting called by stockholders, unless the holders of a significant number of shares of Company common stock (i.e., at least 33 1/3%) believe it is necessary to convene a special meeting. The Board of Directors believes that most matters to be voted upon by stockholders can be addressed at the annual meeting of stockholders each year. Since the incorporation of the Company in 1992, no stockholder has requested that a special meeting be convened.

         This higher percentage may make it more difficult for stockholders to call a special meeting, should they desire to do so, and may render it more difficult to acquire control of the Company.

         The remaining portions of the amendment pertaining to quorum and voting requirements are substantially similar to the current provision in the Certificate of Incorporation. The current provision regarding confidentiality of votes at a meeting of stockholders will not be included in the Amended and Restated Certificate of Incorporation and will instead be included in the By-Laws of the Company.

         Consent of stockholders in lieu of a meeting. Section 3 of Article Ten of the Company's Certificate of Incorporation is proposed to be amended and replaced in its entirety to read as set forth in Section 10.3 of the attached Amended and Restated Certificate of Incorporation. The Certificate of Incorporation currently provides that any action required or permitted to be taken by stockholders may be taken without a meeting, without prior notice and without a vote if a written consent, setting forth the action so taken, is signed by stockholders having not less than the minimum number of votes that would be necessary to take such action at a meeting. The proposed amendment would provide that any stockholder action must be taken at a meeting of stockholders and could not be taken by written consent in lieu of a meeting.

         The current provision of the Certificate of Incorporation allowing stockholder action by written consent in lieu of a meeting may have been appropriate when the Citigroup affiliate owned in excess of a majority of the outstanding shares of the Company's common stock. With no stockholder of the Company now owning at least a majority of the outstanding shares, the proposed amendment would give all of the Company's stockholders the opportunity to participate in any stockholder action at a meeting and would preclude stockholder action from being taken without the Board of Directors being aware of the action in advance.

         Eliminating this written consent procedure would prevent unexpected sudden stockholder action where not all stockholders would have the opportunity for input and a vote in the action. The proposed amendment would, however, prohibit stockholder action by written consent even if the holders of the requisite number of voting shares desired to take action which they believed to be in the Company's best interests without a meeting.

         Classified board of directors with staggered terms. Section 4(a) of Article Ten of the Company's Certificate of Incorporation is proposed to be amended and replaced in its entirety to read as set forth in Section 10.4(a) of the attached Amended and Restated Certificate of Incorporation. At present, directors of the Company are not divided into classes, and the term of each director expires at the annual meeting of stockholders following his election. Stockholders do not have cumulative voting rights in the election of directors.

         The proposed amendment provides that the number of directors will be fixed from time to time by the By-Laws of the Company and that the directors will be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. The three classes of directors would be filled such that the directors of the first class (designated as Class I) would be elected to hold office for a term expiring at the annual meeting of stockholders in 2004; the directors of the second class (designated as Class II) would be elected to hold office for a term expiring at the annual meeting of stockholders in 2005; and the directors of the third class (designated as Class III) would be elected to hold office for a term expiring at the annual meeting of stockholders in 2006. In each case, the director would serve until his successor is duly elected and qualified. Commencing with the annual meeting of stockholders in 2004 and at each annual meeting of stockholders thereafter, the directors of the class of directors whose term would then expire would be elected to serve for a three-year term and until their respective successors are duly elected and qualified. The proposed amendment also provides that no decrease in the number of directors would shorten the term of any existing director.

         Because only one-third of the directors would be elected at each annual meeting of stockholders, the Board of Directors believes that the staggered terms of directors would tend to promote continuity and stability in the Company's strategies and policies. In addition, by providing for staggered terms, the Company would be assured that two-thirds of its directors would have at least one year of experience on the Board of Directors and that new directors would have an opportunity to become familiar with the business and affairs of the Company and to benefit from the experience of the other directors. This, in turn, would help assure that the Board of Directors consists of individuals with experience, and with knowledge of the Company's management, strategies and policies. The Board of Directors also believes that staggered terms for directors may enhance the Company's ability to attract and retain well-qualified individuals who are willing to commit the time and resources to understand the Company and its business, affairs and operations since they would be serving three-year terms.

         The amendment would prevent a stockholder from electing all directors at a single annual meeting of stockholders and simultaneously gaining control of the Board of Directors of the Company. With the staggered terms of directors set forth in the proposed amendment, it would take at least two elections of directors at annual meetings of stockholders for any party to gain control of the Board of Directors.

         An overall effect of the amendment would be to deter or render more difficult the accomplishment of certain mergers, tender offers or proxy contests involving the Company or the assumption of control of the Board of Directors at a single annual meeting of stockholders.

         If the proposed amendment is approved by stockholders, the directors will be divided into three classes and will serve terms as set forth above and in Item 2 below. If the proposed amendment is not approved by stockholders, all six directors elected at the 2003 annual meeting will serve for a term expiring at the 2004 annual meeting of stockholders and until their respective successors are duly elected and qualified.

         Vacancies and newly created directorships. Section 4(b) of Article Ten of the Company's Certificate of Incorporation is proposed to be amended and replaced in its entirety to read as set forth in Section 10.4(b) of the attached Amended and Restated Certificate of Incorporation. The Certificate of Incorporation currently states that vacancies on the Board of Directors will be filled in accordance with the By-Laws of the Company. The By-Laws provide that vacancies and newly created directorships resulting from any increase in the authorized number of directors may be filled by a majority of the directors then in office, though less than a quorum, or by a sole remaining director.

         The proposed amendment would continue the present authority of a majority of the directors then in office, though less than a quorum, or a sole remaining director, to fill vacancies and newly created directorships, but makes it clear that vacancies caused by removal, resignation, retirement, disqualification or death as well as any newly created directorships resulting from an increase in the number of directors may be filled by the directors. The proposed amendment also would provide that a director chosen to fill any vacancy or any newly created directorship would hold office until the next election of the class for which such director was chosen and until such director's successor is duly elected and qualified. The directors who fill the newly created directorship would have the discretion to select the class to which the new director would be assigned.

         The proposed amendment, while substantially similar to the existing provision in the By-Laws, encompasses more than filling vacancies and newly created directorships resulting from an increase in the number of directors and would now include filling vacancies caused by removal, resignation, retirement, disqualification or death. Similar to the existing provisions in the Certificate of Incorporation, director vacancies and newly created directorships may be filled only by the Board of Directors, and not stockholders. Further, the amendment would place the substantive provisions regarding the filling of vacancies and newly created directorships in the Amended and Restated Certificate of Incorporation in addition to the By-Laws.

         Removal of directors. Section 4 of Article Ten of the Company's Certificate of Incorporation is proposed to be amended by adding a new Section to read as set forth in Section 10.4(c) of the attached Amended and Restated Certificate of Incorporation. The Certificate of Incorporation currently does not address the removal of directors. The Company's By-Laws provide that any director or the entire Board of Directors may be removed at any time, with or without cause, by the holders of the shares representing a majority of the voting power of the Company then entitled to vote at an election of directors. The proposed new section sets forth the requirements for removal of any of the Company's directors and places director removal requirements in the Amended and Restated Certificate of Incorporation. This section provides that any or all of the directors may be removed only for cause by the affirmative vote of not less than two-thirds of the outstanding shares of common stock of the Company then entitled to vote at an election of directors. "Cause" is not defined by the Delaware General Corporation Law.

         When a corporation divides its directors into classes having staggered terms (as proposed by the amendment to Section 4(a) of Article Ten of the Certificate of Incorporation discussed above), a higher standard for removal of directors is frequently added in order to achieve the intended effects of the classified board. One effect of a classified board is to prevent a party from gaining control of all or a majority of the directors at one time at a single annual meeting of stockholders.

         Limiting the right of stockholders to remove directors only for cause, and then only by the vote of the holders of not less than two-thirds of the outstanding shares of common stock, furthers this effect because control of the Company's Board of Directors cannot be gained unless, with respect to at least a majority of the directors, there exist circumstances that constitute "cause" for removal and stockholders holding not less than two-thirds of the outstanding shares of common stock vote for such removal. If a higher removal standard were not imposed, stockholders holding a majority of the outstanding shares of common stock could remove all of the directors without cause, elect new directors and thereby obtain control of the Board of Directors.

         A disadvantage of the higher removal standard is that it may be more difficult for stockholders to remove directors, should they deem it to be in the best interests of the Company to do so, because more than a simple majority of the holders of outstanding shares of common stock must vote for removal, and circumstances constituting "cause" must exist. The proposed amendment also may render it more difficult, and may discourage an attempt, to acquire control of the Company. Additionally, the proposed amendment would make it impossible for stockholders who own a majority (but less than two-thirds) of the outstanding shares of common stock to remove directors immediately and would instead require such stockholders to replace directors at an annual meeting of stockholders as their respective terms expire over a period of up to three years. Further, the proposed amendment may have the effect of delaying an ultimate change in existing management that might be desired by the holders of a majority (but less than two-thirds) of the outstanding shares.

         The Chromcraft Revington Employee Stock Ownership Plan Trust presently owns approximately one-third of the outstanding shares of common stock of the Company and, as such, would have the ability to vote against, and thus prevent, the removal of any director, even if cause for removal exists. When voting the shares of Company common stock held by the Trust, the trustee of the Trust will consider the directions of the participants of the Chromcraft Revington Employee Stock Ownership Plan (the "ESOP") as to the allocated shares and the directions of the ESOP Benefits Committee as to the unallocated shares. The Company's Board of Directors has the power to appoint and remove all members of the ESOP Benefits Committee. Accordingly, the Board of Directors and the employees of the Company's subsidiaries control the voting of the shares of common stock held by the Trust, subject to the fiduciary duties of the trustee of the Trust, and will have substantial influence over the removal of any directors.

         Holders of preferred stock. Section 4 of Article Ten of the Company's Certificate of Incorporation is proposed to be amended by adding a new Section to read as set forth in Section 10.4(d) of the attached Amended and Restated Certificate of Incorporation. This new section would provide that, whenever the holders of any class or series of preferred stock of the Company have the right, voting separately by class or series, to elect any director(s), then the election, term of office, filling of vacancies, removal and other features of such directorship(s) would be governed by applicable law, by the Amended and Restated Certificate of Incorporation, by the By-Laws and by the resolutions of the Board of Directors creating such class or series, to the extent applicable. This section also states that such directors would not be divided into classes unless expressly provided in any resolutions of the Board of Directors.

         Although the Amended and Restated Certificate of Incorporation authorizes the issuance of preferred stock, no shares of preferred stock are presently outstanding. If, however, the Company were to issue any shares of preferred stock granting to the holders thereof, voting separately as a class, the right to elect any director(s), then the election, term of office, filling of vacancies, removal and other features of that directorship may be different from what is in effect for directors elected by the holders of common stock.

         Statutory business combinations with interested stockholders. Section 1 of Article Ten of the Company's Certificate of Incorporation is proposed to be amended and replaced in its entirety to read as set forth in Section 10.1 of the attached Amended and Restated Certificate of Incorporation. The current Certificate of Incorporation states that Section 203 of the Delaware General Corporation Law will not apply to the Company. The proposed amendment would provide that Section 203 of the Delaware General Corporation Law will apply to the Company.

         Section 203 generally prohibits a Delaware corporation from engaging in certain statutorily-defined business combinations with an "interested stockholder" (one who owns 15% or more of a corporation's outstanding voting stock) for a period of three years following the date that the stockholder became an interested stockholder, unless:

                  (i) Prior to such date, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

                  (ii) Upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced; or

                  (iii) On or subsequent to such date, the business combination is approved by the board of directors and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of the holders of at least 66 2/3% of the outstanding voting stock that is not owned by the interested stockholder.

         These prohibitions will not apply, however, to any business combination between a Delaware corporation and a party who became an interested stockholder prior to the time that Section 203 becomes applicable to the corporation. Accordingly, the Company's Employee Stock Ownership Plan Trust, T. Rowe Price Associates, Inc. and FMR Corp. will not be deemed to be interested stockholders under Section 203 of the Delaware General Corporation Law.

         The Board of Directors of the Company believes it is in the best interests of all stockholders to take advantage of this statutory anti-takeover provision of Delaware law. The proposed amendment would tend to discourage certain tender offers, mergers and other business combinations and would encourage parties seeking to complete certain business combinations with the Company to enter into negotiations with the Board of Directors. A disadvantage of the amendment is that it may tend to discourage or render it more difficult for parties to acquire control of the Company through certain business combinations, even if such a transaction might be favorable to stockholders.

         Certain business combinations. The Company's Certificate of Incorporation is proposed to be amended by adding a new Article Twelve to read as set forth in the attached Amended and Restated Certificate of Incorporation. This new Article would provide that if at least two-thirds of the Board of Directors approves certain business combinations, then only a majority of the outstanding shares of common stock would be required to approve the transaction. If, however, less than two-thirds of the directors were to approve the business combination, then the holders of at least two-thirds of the outstanding shares of common stock must approve the transaction. Article Twelve defines business combinations generally as any merger, consolidation or similar transaction; share exchange; sale, lease or other disposition of all or substantially all of the assets of the Company; or voluntary dissolution or liquidation of the Company.

         This proposed amendment would provide for a lower stockholder vote requirement for those business combinations that receive approval by at least two-thirds of the directors, whereas those business combinations that receive approval from fewer directors (but at least a majority) would require a higher stockholder vote requirement.

         The amendment encourages parties seeking to complete a business combination with the Company to enter into negotiations with the full Board of Directors.

         The proposed amendment may tend to discourage or render it more difficult for a person to acquire control of the Company through a business combination, even if such a transaction might be favorable to stockholders. This amendment also may tend to perpetuate the Board of Directors in that, if a certain number of directors do not approve a business combination, it may make it more difficult to obtain the higher stockholder vote requirement and complete the transaction. In addition, the amendment may give directors of the Company veto power over business combinations desired by, or potentially beneficial to, a majority of the Company's stockholders. Further, holders of a minority (but more than one-third) of the total outstanding shares of common stock of the Company would be able to veto a business combination that the Board of Directors or a majority of the stockholders may believe is desirable.

         The Chromcraft Revington Employee Stock Ownership Plan Trust presently owns approximately one-third of the outstanding shares of common stock of the Company and, as such, would have the ability to vote against, and thus defeat approval of, certain business combinations. When voting the shares of Company common stock held by the Trust, the trustee of the Trust will consider the directions of the participants of the ESOP as to the allocated shares and the directions of the ESOP Benefits Committee as to the unallocated shares. The Company's Board of Directors has the power to appoint and remove all members of the ESOP Benefits Committee. Accordingly, the Board of Directors and the employees of the Company's subsidiaries control the voting of the shares of common stock held by the Trust, subject to the fiduciary duties of the trustee of the Trust, and will have substantial influence over the approval of certain business combinations involving the Company.

         As of the Record Date, the executive officers of the Company beneficially owned approximately 8.9%, and the non-employee directors beneficially owned approximately 1.0%, of the outstanding shares of common stock of the Company. See "STOCK OWNERSHIP INFORMATION -- Stock Ownership of Directors and Executive Officers." As of the Record Date, certain principal stockholders of the Company beneficially owned approximately 83% of the outstanding shares of common stock of the Company. See "STOCK OWNERSHIP INFORMATION -- Owners of More than Five Percent of Company Common Stock."

         Certain amendments to certificate of incorporation and by-laws. The Company's Certificate of Incorporation is proposed to be amended by adding a new Article Thirteen to read as set forth in the attached Amended and Restated Certificate of Incorporation. This new Article would provide that the affirmative vote of the holders of not less than two-thirds of the outstanding shares of common stock, voting together as a single class, is required to alter, amend or repeal the sections or articles of the Amended and Restated Certificate of Incorporation being considered by stockholders at this annual meeting (i.e., Sections 10.1, 10.2, 10.3 and 10.4 of Article Ten; Article Twelve; and Article Thirteen itself), or any other provision of the Amended and Restated Certificate of Incorporation or the By-Laws in contravention of such sections and articles.

         Delaware law allows the holders of a majority of the outstanding shares of common stock to approve any amendment to the Certificate of Incorporation of the Company. The proposed new section increases the stockholder approval requirement for such amendments and may render it more difficult for stockholders to amend certain provisions of the Amended and Restated Certificate of Incorporation of the Company.

         Existing anti-takeover measures. The Company's existing Certificate of Incorporation authorizes the issuance of up to 100,000 shares of preferred stock and up to 20,000,000 shares of common stock. As of the Record Date, the Company had no shares of preferred stock outstanding and 6,038,590 shares of common stock outstanding. The Board of Directors is permitted to authorize the Company's issuance of shares of preferred stock and additional shares of common stock, up to the maximum amount authorized by the Certificate of Incorporation, without further stockholder action. The shares of preferred stock could be issued on such terms and with such relative rights and preferences as the Board of Directors may determine, subject to any limitations set forth in the Amended and Restated Certificate of Incorporation. The authorized but unissued shares of preferred or common stock could be issued in acquisition transactions, in connection with stock option plans and for other corporate purposes. The Company has no present plans to issue shares of its preferred or common stock other than common stock in connection with its stock option plans previously approved by stockholders.

         The holders of common stock have no preemptive rights to acquire additional shares of common stock or other securities which might, from time to time, be issued by the Company. The lack of such rights could cause a reduction in the ownership percentage or voting power of a stockholder in the event of a subsequent issuance of preferred or common stock.

                         ITEM 2 - ELECTION OF DIRECTORS

         The second item to be acted upon at the annual meeting of stockholders will be the election of six directors to be divided into the classes and for the terms of office indicated below. Assuming the proposed amendment to the Certificate of Incorporation relating to dividing the directors into classes with staggered terms is approved, those nominees designated as Class I directors will be elected to serve for a term expiring at the annual meeting of stockholders in 2004; those nominees designated as Class II directors will be elected to serve for a term expiring at the annual meeting of stockholders in 2005; and those nominees designated as Class III directors will be elected to serve for a term expiring at the annual meeting of stockholders in 2006. In each case, the director will serve until his successor is duly elected and qualified. Commencing with the annual meeting of stockholders in 2004 and at each annual meeting of stockholders thereafter, the directors of the class whose term will then expire will be elected for a three-year term and until their respective successors are duly elected and qualified.

         If the amendment to the Certificate of Incorporation relating to the classified board of directors is not approved, then each director elected at the 2003 annual meeting of stockholders will be elected to hold office until the 2004 annual meeting and until his or her successor is duly elected and qualified.

         The Company expects each nominee for election as a director named in this proxy statement to be able to serve if elected. If any nominee is not able to serve, proxies will be voted in favor of the remainder of those nominated and may be voted for substitute nominees, unless the Board of Directors chooses to reduce the number of directors serving on the Board. The persons named on the enclosed proxy intend to vote each proxy, if properly signed and returned, FOR the election of each of the six director nominees identified in this proxy statement to the classes and for the terms indicated below, unless indicated on the proxy that the stockholder's vote should be withheld from any or all of the nominees.

  The Board of Directors unanimously recommends voting FOR each of the nominees named below to the classes and for the terms indicated.

         Set forth below are the name and age of each nominee, his principal occupation, his directorships with other public companies and the class of directors to which he will be placed.

         Nominees for Directors in Class I (Term to expire in 2004)
         ----------------------------------------------------------

         Stephen D. Healy, age 56, has served as the President of Cochrane Furniture Company, Inc. (a subsidiary of the Company) since October, 1997. He served as President of Korn Industries, Incorporated (a subsidiary of the Company) from December, 2000 to July, 2002. From November, 1996 to September, 1997, Mr. Healy served as Executive Vice President of Cochrane Furniture Company, Inc. Previously, Mr. Healy served as the Vice President-Finance of Chromcraft Corporation (a subsidiary of the Company). Mr. Healy was first elected as a director of the Company in 2002.

         Theodore L. Mullett, age 61, has been a management consultant since 1998. From 1965 until his retirement in 1998, Mr. Mullett was a certified public accountant with KPMG LLP and was a partner with that firm from 1973 until 1998. Mr. Mullett was first elected as a director of the Company in 2002.

         Nominees for Directors in Class II (Term to expire in 2005)
         -----------------------------------------------------------

         Larry P. Kunz, age 68, served as the President and Chief Operating Officer of Payless Cashways, Inc., a retailer of building materials and home improvement products, from 1986 until his retirement in 1993. Mr. Kunz was first elected as a director of the Company in 1992.

         Michael E. Thomas, age 61, is the Chairman, President and Chief Executive Officer of the Company. He has served as the President and Chief Executive Officer of the Company since its organization in 1992 and the Chairman of the Board of Directors since March 15, 2002. Mr. Thomas was first elected as a director of the Company in 1992.

         Nominees for Directors in Class III (Term to expire in 2006)
         ------------------------------------------------------------

         David L. Kolb, age 64, has served as the Chairman of the Board of Directors of Mohawk Industries, Inc., a flooring manufacturer, since 2001. From 1988 until 2000, Mr. Kolb served as the Chairman and Chief Executive Officer of Mohawk Industries, Inc. From 1980 until 1988, Mr. Kolb served as the President of Mohawk Carpet Corporation. Mr. Kolb serves as a director of Paxar Corp., a manufacturer of tags and labels for retailers and apparel manufacturers. Mr. Kolb was first elected as a director of the Company in 1992.

         Warren G. Wintrub, age 69, was a partner in the accounting firm of Coopers & Lybrand from 1962 until his retirement in 1992. While at Coopers & Lybrand, Mr. Wintrub served as a member of the Executive Committee from 1976 until 1988 and as the Chairman of the Retirement Committee from 1979 until 1992. Mr. Wintrub serves as a director of Getty Realty Corp., a real estate company specializing in the ownership, leasing and management of gasoline station/convenience store properties. Mr. Wintrub also serves as a director of Corporate Property Associates #14, Corporate Property Associates #15 and Carey Institutional Properties, each of which is a real estate investment trust. Mr. Wintrub was first elected as a director of the Company in 1992.

                   ITEM 3 - RATIFICATION OF THE APPOINTMENT OF
                        KPMG LLP AS INDEPENDENT AUDITORS

         The third item of business to be acted upon at the annual meeting of stockholders will be the ratification of the appointment of KPMG LLP as the independent auditors for the Company for the fiscal year ending December 31, 2003. Although ratification by stockholders is not required, the Board of Directors has determined that it is desirable to ask stockholders to ratify its appointment of KPMG LLP as the Company's independent auditors. In the event that the appointment of KPMG LLP is not ratified by the stockholders, the Board of Directors will consider the appointment of other independent auditors for the fiscal year ending December 31, 2003. The persons named on the enclosed proxy intend to vote each proxy, if properly signed and returned, FOR the ratification of KPMG LLP as the independent auditors for the Company for the year ending December 31, 2003, unless indicated otherwise on the stockholder's proxy.

  The Board of Directors unanimously recommends voting FOR the ratification of the appointment of KPMG LLP as the independent auditors for the Company.

                        EXECUTIVE OFFICERS OF THE COMPANY

         Mr. Thomas and Mr. Kane are executive officers of the Company, and each serves a term of office of one year and until his successor is duly elected and qualified. Mr. Healy is not an officer of the Company but serves as President of one of the Company's subsidiaries and is a director of the Company. Although Mr. Healy is not an officer of the Company, he may be deemed to be an executive officer under certain rules and regulations of the Securities and Exchange Commission. Mr. Healy's term of office as President of Cochrane Furniture Company, Inc. is one year and until his successor is duly elected and qualified.

         Michael E. Thomas, age 61, has served as the Chairman of the Board since March 15, 2002 and as the President and Chief Executive Officer of the Company since its organization in 1992.

          Frank T. Kane, age 49, has served as the Vice President-Finance, Chief Financial Officer, Secretary and Treasurer of the Company since its organization in 1992.

         Stephen D. Healy, age 56, has served as the President of Cochrane Furniture Company, Inc. (a subsidiary of the Company) since October, 1997. He served as President of Korn Industries, Incorporated (a subsidiary of the Company) from December, 2000 until July, 2002. From November, 1996 to September, 1997, Mr. Healy served as Executive Vice President of Cochrane Furniture Company, Inc. Previously, Mr. Healy served as the Vice President-Finance of Chromcraft Corporation (a subsidiary of the Company).

                           STOCK OWNERSHIP INFORMATION

Stock Ownership of Directors and Executive Officers

         The following table shows the number of shares of common stock of the Company beneficially owned as of the Record Date by each director and executive officer of the Company, as well as the number of shares beneficially owned by all directors, executive officers and director nominees as a group.

                                      Number of Shares        Percent of
         Name of Person            Beneficially Owned(1)     Common Stock
         --------------            ---------------------     ------------

         Stephen D. Healy                   73,976              1.2%
         Frank T. Kane                      88,176  (2)         1.4%
         David L. Kolb                      21,000               *
         Larry P. Kunz                       9,000               *
         Theodore L. Mullett                10,200               *
         Michael E. Thomas                 400,231  (3)         6.3%
         Warren G. Wintrub                  23,000               *

         Directors and Executive
         Officers as a Group               625,583              9.6%
         (7 Persons)
         --------------

         *Represents less than 1% of the outstanding common stock of the Company.

         (1) Includes 454,357 shares which directors and officers have the right to acquire pursuant to stock options exercisable within sixty days of the date of this proxy statement as follows:
                  Stephen D. Healy, 72,476; Frank T. Kane, 86,652; David L. Kolb, 5,000; Larry P. Kunz, 5,000; Theodore L. Mullett, 10,000; Michael E. Thomas, 270,229; and Warren G. Wintrub, 5,000.

         (2) Includes 1,324 shares held for the benefit of Mr. Kane under the Chromcraft Revington Savings Plan.

         (3) Includes 30,252 shares held for the benefit of Mr. Thomas under the Chromcraft Revington Savings Plan.

Owners of More than Five Percent of Company Common Stock

         The stockholders listed in the following table are known by management to beneficially own more than 5% of the outstanding shares of the Company's common stock as of the Record Date.

          Name and Address                    Number of Shares     Percent of
          of Beneficial Owner                Beneficially Owned   Common Stock
          -------------------                ------------------   ------------

          Chromcraft Revington Employee            2,000,000            33.1%
          Stock Ownership Plan Trust (1)
          1100 North Washington Street
          Delphi, Indiana 46923

          T. Rowe Price Associates, Inc. (2)       1,000,000            16.6%
          100 East Pratt Street
          Baltimore, Maryland 21202

          FMR Corp. (3)                              957,300             15.9%
          82 Devonshire Street
          Boston, Massachusetts 02109

          Michael E. Thomas (4)                      400,231             6.3%
          1100 North Washington Street
          Delphi, Indiana 46923

          Dimensional Fund Advisors, Inc. (5)
          1299 Ocean Avenue, 11th Floor              365,000             6.0%
          Santa Monica, California 90401

          Royce & Associates, LLC (6)                309,900             5.1%
          1414 Avenue of the Americas
          New York, New York 10019
          --------------

         (1) The ESOP provides that the ESOP Trustee will vote the shares held by the ESOP trust in accordance with its fiduciary duties. In voting such shares, the ESOP Trustee will consider the directions of the ESOP participants as to allocated shares and the directions of the ESOP Benefits Committee as to unallocated shares. The ESOP Benefits Committee consists of Michael E. Thomas, Chairman, President and Chief Executive Officer of the Company, and Frank T. Kane, Vice President-Finance, Chief Financial Officer, Secretary and Treasurer of the Company. The members of the ESOP Benefits Committee are appointed by the Board of Directors.

         (2) Based solely on information provided by T. Rowe Price Associates, Inc. ("Price Associates"). These securities are owned by T. Rowe Price Small Cap Value Fund, Inc., which owns 1,000,000 shares, representing 16.6% of the outstanding shares of common stock, and which Price Associates serves as investment advisor with power to direct investments and/or sole power to vote the securities. For purposes of the reporting requirements of the

                  Securities Exchange Act of 1934, Price Associates is deemed to be a beneficial owner of such securities. However, Price Associates expressly disclaims that it is, in fact, the beneficial owner of such securities.

         (3)      Based solely on information provided by FMR Corp. in a
                  Schedule 13G filed with the Securities and Exchange Commission on May 10, 2002. Included as reporting persons in the Schedule 13G are FMR Corp., Edward C. Johnson 3d, Chairman of FMR Corp., and Abigail P. Johnson, a director of FMR Corp. The reporting persons have sole power to dispose of 957,300 shares. Fidelity Management & Research Company, a wholly-owned subsidiary of FMR Corp., also is reported as a beneficial owner of the 957,300 shares.

         (4) Includes 270,229 shares which Mr. Thomas has the right to acquire pursuant to stock options and 30,252 shares held for the benefit of Mr. Thomas under the Chromcraft Revington Savings Plan. Of the total shares reported, Mr. Thomas has sole voting power over all of the shares listed and no dispositive power over the 30,252 shares held for his benefit under the Chromcraft Revington Savings Plan.

         (5) Based solely on information provided by Dimensional Fund Advisors, Inc. ("Dimensional") in a Schedule 13G filed with the Securities and Exchange Commission on February 10, 2003. These securities are owned by a group of investment companies, trusts and accounts for which Dimensional serves as investment advisor with power to direct investments and sole power to vote the securities. For purposes of the reporting requirements of the Securities Exchange Act of 1934, Dimensional is deemed to be the beneficial owner of such securities. However, Dimensional expressly disclaims that it is, in fact, the beneficial owner of such securities.

         (6) Based solely on information provided by Royce & Associates, LLC in a Schedule 13G filed with the Securities and Exchange Commission on February 3, 2003. Royce & Associates, LLC is the only reporting person identified in the Schedule 13G and it has sole power to dispose of 309,900 shares.

Change in Control

         In 2002, Court Square Capital Limited ("Court Square"), a Delaware corporation and an affiliate of Citigroup Inc., completed its sale of 5,695,418 shares of Company common stock, comprising approximately 59% of the Company's issued and outstanding shares of common stock on that date, to the Company and the Chromcraft Revington Employee Stock Ownership Plan Trust (the "ESOP Trust"), which forms a part of the ESOP. With respect to the 5,695,418 shares of the Company's common stock sold by Court Square, 3,695,418 shares were repurchased by the Company (the "Company Stock Transaction") and 2,000,000 shares were purchased by the ESOP Trust (the "ESOP Stock Transaction" and together with the Company Stock Transaction, the "Transaction"). The Company and the ESOP Trust each paid $10 per share for the shares acquired from Court Square for a purchase price of $56,954,180. In addition, the Company paid Court Square and its designee an aggregate transaction fee of $2,800,000. Court Square's designee was Mr. M. Saleem Muqaddam, who received $1,000,000 of the aggregate transaction fee. Mr. Muqaddam is a former officer of Court Square and a former director of the Company. He resigned as a director of the Company concurrently with the consummation of the Company Stock Transaction.

         The funds required to pay the total consideration and certain related expenses of the Transaction were obtained using available cash and bank borrowings of approximately $45,000,000. Under a term loan and security agreement (the "ESOP Loan Agreement"), the Company loaned $20,000,000 to the ESOP Trust to finance the ESOP Stock Transaction. Under the ESOP Loan Agreement, the ESOP Trust will repay such loan to the Company over a 30-year term at a fixed rate of interest of 5.48% per annum.

         Under the ESOP Loan Agreement, the ESOP Trust pledged the 2,000,000 shares of the Company's common stock owned by it (the "Pledged Shares") to the Company as security for repayment of its obligations thereunder. Under a Pledge and Security Agreement between the Company and National City Bank, as agent for a syndicate of banks, the Company pledged the Pledged Shares to the banks.

Section 16(a) Beneficial Ownership Reporting Compliance

         Under the federal securities laws, the Company's directors and executive officers, and any persons beneficially owning more than 10% of the Company's common stock, are required to report their initial ownership of the Company's common stock and any subsequent changes in that ownership to the Securities and Exchange Commission. Specific due dates for these reports have been established by the Securities and Exchange Commission, and the Company is required to disclose in this proxy statement any failure to file timely the required reports by directors, executive officers and 10% stockholders of the Company. During 2002, no director or executive officer was delinquent in filing the required reports with the Securities and Exchange Commission. In making this disclosure, the Company has relied solely upon written representations of directors and executive officers of the Company and copies of reports that those persons have filed with the Securities and Exchange Commission and provided to the Company.

                             MEETINGS AND COMMITTEES
                            OF THE BOARD OF DIRECTORS

         The Board of Directors of the Company held nine meetings during 2002. Each director attended at least 75% of the aggregate of all meetings of the Board of Directors and all meetings of committees of the Board of Directors of which he is a member.

         The Company has a Compensation Committee and an Audit Committee as standing committees of the Board of Directors. The Company does not have a nominating committee. The entire Board of Directors reviews the qualifications of persons to serve on the Board of Directors and selects the Company's director nominees.

         The Compensation Committee members are Larry P. Kunz, Chairman, David
L. Kolb, Theodore L. Mullett and Warren G. Wintrub, all of whom are outside directors. The Compensation Committee reviews the Company's compensation philosophy and programs and determines the compensation to be paid to the executive officers of the Company. The Compensation Committee also reviews and makes recommendations concerning outside director compensation and administers the Directors' Stock Option Plan, the 1992 Stock Option Plan for key employees and the executive incentive compensation plans. There were twelve meetings of the Compensation Committee during 2002.

         The Audit Committee members are Warren G. Wintrub, Chairman, David L. Kolb, Larry P. Kunz and Theodore L. Mullett, all of whom are outside directors and are independent. Information regarding the functions performed by the Audit Committee is set forth below under the caption "Report of the Audit Committee." The Audit Committee is governed by a written charter adopted by the Board of Directors. The Audit Committee held two meetings during 2002.

                              DIRECTOR COMPENSATION

         Directors who are not employees of the Company are paid an annual retainer of $20,000, plus a fee of $1,500 for each Board of Directors meeting attended and a fee of $750 for each telephonic meeting in which he participates. For committee meetings not held on the same day as a Board of Directors meeting, a director receives a fee of $1,500 for each meeting attended and $750 for each telephonic meeting in which he participates. Directors serving as committee chairs receive an additional $3,000 annual retainer. Directors who are employees of the Company do not receive director or committee fees for their service on the Board of Directors.

         Directors who are not employees of the Company are eligible to participate in the Directors' Stock Option Plan of the Company. Under this plan, each director who is not an employee of the Company receives an option to purchase 2,500 shares of common stock on the day following each annual meeting of stockholders. Any new director who is elected or appointed for the first time to the Board of Directors receives an option to purchase 10,000 shares of common stock. In addition, those persons who were serving as directors at the time the Company consummated the Company Stock Transaction each received an option to purchase 2,500 shares. All stock options granted under this plan vest immediately at the time of the grant, have an exercise price equal to the fair market value of the underlying shares on the date of the grant and are exercisable for ten years after each grant.

         In 2002, Larry P. Kunz, David L. Kolb and Warren G. Wintrub each received an option to purchase 5,000 shares of common stock and Theodore L. Mullett received an option to purchase 10,000 shares of common stock under the Directors' Stock Option Plan.

                          REPORT OF THE AUDIT COMMITTEE

         The Audit Committee of the Board of Directors is responsible for providing independent, objective oversight of the Company's accounting functions and internal controls. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. In fulfilling its oversight responsibilities, the Audit Committee reviewed and discussed the Company's consolidated financial statements for the year ended December 31, 2002 with management, including a discussion of the quality of the accounting principles, the reasonableness of significant judgments and the clarity of disclosures in the financial statements.

         The Committee reviewed with the independent auditors, who are responsible for expressing an opinion on the conformity of the audited financial statements with generally accepted accounting principles, their judgments as to the quality of the Company's accounting principles and such other matters as are required to be discussed with the Committee under generally accepted auditing standards, including the matters discussed in the Statement on Auditing Standards No. 61. Additionally, the Committee discussed with the independent auditors the auditors' independence from management and the Company, including the matters in the written disclosures and the letter provided by the independent auditors required by the Independence Standards Board Standard No. 1, and considered the compatibility of non-audit services with auditor independence.

         The Committee discussed with the Company's independent auditors the overall scope and plans for their audit. The Committee meets with the independent auditors, with and without management present, to discuss the results of their examinations, their evaluations of the Company's internal controls and the overall quality of the Company's financial reporting. The Committee completed its annual review and reassessment of the adequacy of its written charter.

         In reliance on the reviews and discussions referred to above, the Committee recommended to the Board of Directors (and the Board has approved) that the audited consolidated financial statements of the Company be included in the Annual Report on Form 10-K for the year ended December 31, 2002 filed with the Securities and Exchange Commission.

                                               Members of the Audit Committee

                                               Warren G. Wintrub, Chairman
                                               David L. Kolb
                                               Larry P. Kunz
                                               Theodore L. Mullett

                             EXECUTIVE COMPENSATION

         The following table summarizes the annual and long term compensation paid by the Company to the executive officers of the Company for the years ended December 31, 2002, 2001 and 2000.

Summary Compensation Table

                                                                                           Long Term
                                          Annual Compensation                         Compensation Awards
                                          -------------------                         -------------------
                                                              Other           Shares
      Name and                                               Annual         Underlying        LTIP       All Other
Principal Position       Year      Salary       Bonus     Compensation     Stock Options   Award (1)    Compensation
---------------------------------------------------------------------------------------------------------------------
Michael E. Thomas        2002     $387,500     $456,435   $55,590 (2)         175,000       $471,254    $60,028 (3)
Chairman, President      2001      322,833          -0-    52,749 (2)             -0-         72,926     95,067 (3)
and Chief Executive      2000      310,500      122,312    54,991 (2)          15,987         93,381     87,791 (3)
Officer of the Company

Frank T. Kane            2002     $202,000     $158,623           -0-         100,000       $131,018    $   505 (4)
Vice President-          2001      185,000          -0-           -0-             -0-         22,288      8,308 (4)
Finance, Chief           2000      173,333       45,519           -0-           4,668         27,802      6,948 (4)
Financial Officer,
Secretary and
Treasurer of the
Company

Stephen D. Healy (5)     2002     $207,500      $20,483           -0-         100,000            -0-    $ 2,000 (6)
President of Cochrane
Furniture Company,
Inc. (a wholly-owned
subsidiary of the
Company)
--------------

(1) For 2002, the award under the Chromcraft Revington Long Term Executive Incentive Plan was paid in two components: 50% in a single lump sum cash amount and 50% in options to acquire shares of the Company's common stock. The stock option component of the award for 2002 was granted in 2003. For 2001 and 2000, awards under this Plan were paid in cash.

(2) Includes amounts reimbursed to Mr. Thomas for taxes incurred on Company contributions to the Thomas SERP (as defined below) of $43,406, $46,426 and $47,346 for 2002, 2001 and 2000, respectively.

(3) Includes Company contributions to tax qualified retirement plans of $500, $425 and $11,900 for 2002, 2001 and 2000, respectively, and
         Company contributions pursuant to the Thomas SERP (as defined below) and a supplemental executive retirement plan of the Company terminated in 2002 of $59,528, $94,642 and $75,891 for 2002, 2001 and 2000,
         respectively.

(4) Represents Company contributions to tax qualified retirement plans of $505, $425 and $3,858 for 2002, 2001 and 2000, respectively, and
         Company contributions to a supplemental executive retirement plan of the Company terminated in 2002 of $7,883 and $3,090 for 2001 and 2000, respectively.

(5) Compensation information is provided only for the year that Mr. Healy was deemed to be an executive officer of the Company.

(6)      Represents Company contributions to a tax qualified retirement plan.

         Under U.S. federal income tax law, the Company generally cannot take a tax deduction for certain compensation paid to the individuals named in the Summary Compensation Table in excess of $1 million. However, certain performance-based compensation is fully deductible by the Company if certain requirements, including stockholder approval, are met. The Company has taken steps to qualify the amounts identified as bonuses and LTIP awards in the above table as performance-based compensation under the Internal Revenue Code, including having the Chromcraft Revington Short Term Executive Incentive Plan (the "Short Term Plan") and the Chromcraft Revington Long Term Executive Incentive Plan (the "Long Term Plan") approved by the Company's stockholders.

Stock Options

         The following table summarizes certain information concerning stock options granted in 2002 to the persons named in the Summary Compensation Table, and the value of the options held by such persons at December 31, 2002.

                                                  Option Grants in 2002

                                    Percent of
                       Number of       Total                                             Potential Realizable Value at
                         Shares       Options                 Market                  Assumed Annual Rates of Stock Price
                       Underlying   Granted to               Price on                  Appreciation for Option Term (1)
                        Options      Employees    Exercise    Date of   Expiration    -----------------------------------
Name                    Granted       in 2002       Price       Grant       Date         0%          5%           10%
-------------------------------------------------------------------------------------------------------------------------
Michael E. Thomas       175,000         42.7%    $ 10.49      $ 12.50   03/15/12     $ 351,750   $ 1,727,447  $ 3,838,056

Frank T. Kane           100,000         24.4%    $ 10.49      $ 12.50   03/15/12     $ 201,000   $   987,113  $ 2,193,175

Stephen D. Healy        100,000         24.4%    $ 10.49      $ 12.50   03/15/12     $ 201,000   $   987,113  $ 2,193,175
--------------

(1) The dollar amounts in the 0% column represent the value of the option on the grant date. The dollar amounts in the 5% and 10% columns, respectively, represent a hypothetical increase in the price of the common stock, less the exercise price, from the date of option grant until the expiration date of the option at the rate of 5% and 10% per annum compounded. The actual value, if any, of stock options is dependent on the future performance of the Company's common stock and overall stock market conditions. There can be no assurance that the amounts assumed in this table will be achieved.

         The following table summarizes certain information concerning stock options exercised in 2002 by the persons named in the Summary Compensation Table, and the value of the options held by such persons at December 31, 2002.

                               Aggregated Option Exercises in 2002 and Year End Option Values

                                                                 Number of Shares             Value of Unexercised
                                                              Underlying Unexercised              In-the-Money
                                                                    Options at                     Options at
                                  Shares                         December 31, 2002           December 31, 2002 (1)
                                Acquired on     Value            -----------------           ---------------------
Name                             Exercise      Realized      Exercisable Unexercisable     Exercisable Unexercisable
---------------------------------------------------------------------------------------------------------------------
Michael E. Thomas                  48,200     $ 357,644        214,829       175,000         $ 340,461    $ 448,000

Frank T. Kane                         -0-          -0-          66,906       100,000         $  89,946    $ 256,000

Stephen D. Healy                    7,800     $   46,321        52,476       100,000         $  75,937    $ 256,000
--------------

(1) Value per share is calculated by subtracting the exercise price from the closing price of the Company's common stock of $13.05 per share on December 31, 2002, as reported on the New York Stock Exchange.

Supplemental Executive Retirement Plan

         Michael E. Thomas. Effective as of March 31, 1992, the Company established a supplemental executive retirement plan for the purpose of providing supplemental retirement benefits to Mr. Thomas upon his retirement from the Company (the "Thomas SERP"). The Thomas SERP is designed to provide Mr. Thomas with retirement income of approximately 60% of his projected average salary, bonus and pre-tax deferrals of his final three years of employment with the Company prior to his retirement at age 65. The Thomas SERP is reduced by the amount of benefits payable under various other plans. The Thomas SERP is implemented pursuant to a whole life insurance policy which provides that the Company will pay up to 15 annual premium payments; provided, however, such premium payments will cease upon the termination of Mr. Thomas' employment. Based upon Mr. Thomas' actual salary and bonuses paid during the last three fiscal years, but not including any applicable reductions, the annual benefit payable under the Thomas SERP to Mr. Thomas upon retirement at age 65 is $320,000.

Employment Agreements

         Michael E. Thomas. The Company has entered into an employment agreement with Michael E. Thomas which provides, among other items, for the employment by the Company of Mr. Thomas through April 23, 2004 as the Company's Chairman of the Board, President and Chief Executive Officer. The employment agreement provides for automatic extensions for successive one-year periods upon expiration of the initial term, or any renewal term, unless the Company or Mr. Thomas gives notice of termination at least 180 days before the termination date. The Company may terminate the employment of Mr. Thomas with or without cause (as defined in the employment agreement) or in the event of the disability of Mr. Thomas. If the Company terminates Mr. Thomas with cause, then he is entitled to receive his monthly base salary for a three-month period following his termination. If the Company terminates the employment of Mr. Thomas without cause, then the Company will be required to pay him an amount equal to twice the sum of his then-current annual base salary and the higher bonus paid to him in the two bonus years prior to termination. In the event of termination due to disability, Mr. Thomas will continue to receive his then-current annual base salary, less any payments equivalent to those provided by the Company's benefit plans and by any government sponsored program, for a 24-month period following the termination.

         If Mr. Thomas terminates his employment following a change in control of the Company (as defined in the employment agreement) and a reduction in his duties, diminution in his salary or benefits or relocation, the Company will be required to pay him, as severance pay, a lump sum amount equal to twice the sum of his then-current annual base salary and the higher bonus paid to him in the two bonus years prior to the change in control.

         Under his employment agreement, Mr. Thomas receives a base salary of not less than $400,000 during each year that the employment agreement is in effect and will be entitled to participate in the incentive compensation plans and programs generally available to executives of the Company.

         Under his employment agreement, Mr. Thomas may not compete against the Company during his employment by the Company and during the two-year period following termination of his employment. The Company maintains life insurance for the benefit of Mr. Thomas in the amount of $1,500,000.

         Frank T. Kane. The Company also has entered into an employment agreement with Frank T. Kane which provides, among other items, for the employment by the Company of Mr. Kane through March 15, 2004 as the Company's Vice President-Finance, Chief Financial Officer, Secretary and Treasurer. The employment agreement provides for automatic extensions for successive one-year periods upon expiration of the initial term, or any renewal term, unless the Company or Mr. Kane gives notice of termination at least 180 days before the termination date. The Company may terminate the employment of Mr. Kane with or without cause (as defined in the employment agreement) or in the event of the disability of Mr. Kane. Mr. Kane may terminate his employment with or without good reason (as defined in the employment agreement). If the Company terminates Mr. Kane's employment with cause or if Mr. Kane terminates his employment without good reason, then the Company is required to pay him, in a lump sum, his monthly base salary for a three-month period following his termination. If the Company terminates Mr. Kane's employment without cause or if Mr. Kane terminates his employment with good reason, then the Company is required to pay him in 24 equal monthly installments an amount equal to twice the sum of his then-current annual base salary and the higher cash bonus under the Short Term Plan (up to the target award rate) paid to him in the two fiscal years preceding termination. In the event of termination due to disability, Mr. Kane will receive his then-current annual base salary earned through the date of termination.

         If Mr. Kane terminates his employment following a change in control of the Company (as defined in the employment agreement) and a reduction in his duties, diminution in his salary or benefits or relocation, the Company will be required to pay him, as severance pay, a lump sum amount equal to twice the sum of his then-current annual base salary and the higher cash bonus under the Short Term Plan (up to the target award rate) paid to him in the two fiscal years preceding termination.

         Under his employment agreement, Mr. Kane receives a base salary of not less than $205,000 during each year that the employment agreement is in effect and will be entitled to participate in the incentive compensation plans and programs generally available to executives of the Company.

         Under his employment agreement, Mr. Kane may not compete against the Company during his employment by the Company and during the two-year period following termination of his employment. However, if the Company elects not to extend the term of Mr. Kane's employment agreement, then Mr. Kane may not compete against the Company for a one-year period following termination of his employment.

                          COMPENSATION COMMITTEE REPORT
                            ON EXECUTIVE COMPENSATION

         The Compensation Committee of the Board of Directors is comprised entirely of outside directors and is responsible for developing and making recommendations to the Board with respect to the Company's executive compensation philosophy and policies. The Compensation Committee determines on an annual basis the compensation to be paid to the executive officers of the Company and administers the Company's 1992 Stock Option Plan for key employees, the Company's Directors' Stock Option Plan, the Short Term Plan and the Long Term Plan. The following report of the Compensation Committee discusses the Committee's objectives in determining executive compensation.

         The overall objective of the Compensation Committee is to help assure that executive compensation bears a reasonable relationship to corporate performance, business strategy and increases in stockholder value. The Compensation Committee uses its discretion to set executive compensation at levels warranted in its judgment by external and internal factors and individual performance. The following objectives currently serve as guidelines for compensation recommendations and decisions of the Compensation Committee:

         o Reward executives through appropriate incentive compensation and ownership in the Company for achievement of short term and long term business goals and strategy.

         o Align executive officer compensation with the success of the Company such that compensation is based, in part, upon performance in order to create a performance-oriented environment that rewards performance.

         o Provide a total comprehensive executive compensation package that enables the Company to attract and retain appropriate executives.

         o Integrate compensation programs with both annual and long term business objectives.

         Regularly, the Compensation Committee reviews comparable company information in order to establish the general guidelines for executive officer compensation. In addition, the Compensation Committee has retained an independent compensation consultant to review the competitiveness of the executive compensation program in relation to other comparable companies, including those in the peer group set forth in the "Stock Performance Graph."

         The principal elements of the compensation program for executive officers, including Mr. Thomas, the Chief Executive Officer of the Company, are summarized below.

Base Salary

         Base salary levels are set to reflect competitive market conditions. The Compensation Committee, in determining the 2002 base salary increases for Mr. Thomas and the other executives, considered many factors, including the executive's responsibilities, duties, performance and experience. Accordingly, Mr. Thomas received a 20% salary increase for 2002. While the Compensation Committee reviewed all of these factors in determining Mr. Thomas' salary, no specific weights were placed on any of these factors, and the salary increase process was not tied to specific performance goals.

Short Term Plan

         The Company maintains the Short Term Plan to focus the efforts of its executive officers on continued improvement in the profitability of the Company. Each year, the Compensation Committee may set award rates, performance factors (including the relative weight allocated to each factor) and performance standards that must be satisfied for an award to be made under the Short Term Plan. Awards under the Short Term Plan are payable in cash. For 2002, performance factors for Mr. Thomas were based on (i) cash flow, (ii) sales, and
(iii) reduction of bank debt.

         Mr. Thomas was awarded a cash bonus of $456,435 for 2002 under the Short Term Plan. The Short Term Plan award represented 117.8% of Mr. Thomas' 2002 base salary.

Long Term Plan

         The Company maintains the Long Term Plan to focus the efforts of its executive officers on continued long term improvement in the financial performance of the Company. Each year, the Compensation Committee may set award rates, performance factors (including the relative weight allocated to each factor) and performance standards that must be satisfied for an award to be made under the Long Term Plan. For 2002, performance factors for Mr. Thomas were based on (i) cash flow, (ii) sales, (iii) reduction of bank debt, and (iv) the Company's return on equity compared to the average return on equity for the Company's peer group. Awards under the Long Term Plan for the performance period ended December 31, 2002 were paid 50% in a single lump sum cash amount and 50% in options to acquire shares of the Company's common stock and were based upon the financial performance of the Company for the year ended December 31, 2002. Awards under the Long Term Plan for the three-year performance periods ended December 31, 2001 and 2000 were paid in cash. Stock options awarded under the Long Term Plan are subject to the provisions of the 1992 Stock Option Plan and will be valued using the Black-Scholes option pricing method.

         In February, 2003, Mr. Thomas earned a 2002 Long Term Plan award of $471,254, with 50% of the award paid in a cash sum of $235,627 and 50% paid in the form of a stock option grant of 46,567 shares valued at $235,627 under the Black-Scholes option pricing method. The Long Term Plan award represented 121.6% of Mr. Thomas' 2002 base salary.

                                          Members of the Compensation Committee

                                          Larry P. Kunz, Chairman
                                          David L. Kolb
                                          Theodore L. Mullett
                                          Warren G. Wintrub

           COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

         As noted above, the Compensation Committee is comprised of four non-employee directors: Messrs. Kolb, Kunz, Mullett and Wintrub. No member of the Compensation Committee is or was formerly an officer or employee of the Company. No executive officer of the Company serves as a member of the board of directors or compensation committee of any entity that has one or more executive officers of that entity serving as a member of the Company's Board of Directors.

                             STOCK PERFORMANCE GRAPH

         The graph set forth below compares the cumulative total stockholder return of the Company's common stock with the cumulative total stockholder return of (i) the NYSE Market Value Index, and (ii) an industry peer group index compiled by the Company that consists of several companies. The graph assumes $100 was invested on December 31, 1997 in the Company's common stock, the NYSE Market Value Index and the peer group index and assumes the reinvestment of dividends, if any.

                        [PERFORMANCE CHART APPEARS HERE]




                          12/31/97     12/31/98      12/31/99       12/31/00    11/31/2002      12/31/02
Chromcraft Revington, Inc.  100         103.52         65.63           62.5         67.38         81.56
Peer Group Index            100         104.15         97.28           86.3        105.83        112.16
NYSE Market Index           100         118.99         130.3          133.4        121.52         99.27


--------------
The peer group includes the following companies: Bassett Furniture Industries, Inc., Bush Industries, Inc., Flexsteel Industries, Inc., Kimball International, Inc., La-Z-Boy Incorporated, Rowe Furniture Corporation and Stanley Furniture Company, Inc. Calculations for this graph were prepared by Media General Services of Richmond, Virginia.

                              INDEPENDENT AUDITORS

General

         KPMG LLP audited the financial statements of the Company for the year ended December 31, 2002 and has been appointed by the Board of Directors to audit the financial statements of the Company for the year ending December 31, 2003. A representative of KPMG LLP will be present at the annual meeting, will have an opportunity to make a statement, if he desires, and will be available to respond to appropriate questions.

Audit Fees

         The aggregate fees billed for professional services rendered by KPMG LLP for the audit of the Company's annual financial statements for the fiscal year ended December 31, 2002 and the reviews of the financial statements included in the Company's Quarterly Reports on Form 10-Q for that fiscal year were approximately $187,000.

Financial Information Systems Design and Implementation Fees

         No professional services were rendered by KPMG LLP to the Company in connection with system design and implementation.

All Other Fees

         The aggregate fees billed for services rendered by KPMG LLP for all services other than those services covered in the section captioned "Independent Auditors -- Audit Fees" for the Company's fiscal year ended December 31, 2002 were approximately $16,000.

         The Audit Committee considered whether the rendering of the non-audit services by KPMG LLP listed above is compatible with maintaining the independence of KPMG LLP.

                        ANNUAL REPORT AND PROXY STATEMENT

         A copy of the Company's 2002 annual report to stockholders, including audited consolidated financial statements as of and for the year ended December 31, 2002, is enclosed with this proxy statement. The 2002 annual report to stockholders does not constitute proxy soliciting material.

         In an effort to reduce printing costs and postage fees, the Company has adopted a practice whereby stockholders who have the same address and last name and who do not participate in electronic delivery of proxy materials will receive only one copy of this proxy statement and the 2002 annual report unless one or more of these stockholders notifies the Company that they wish to receive individual copies of these materials. The Company will deliver promptly upon written or oral request a separate copy of this proxy statement and its 2002 annual report to any stockholder at a shared address to which a single copy of those materials was sent.

         If you share an address with another stockholder and received only one proxy statement and annual report this year but would like to receive a separate copy of these materials in the future, or if you received multiple copies of this proxy statement and the 2002 annual report but would like to receive a single copy of the Company's proxy statement and annual report in the future, please contact the Company.

         You may contact the Company by mail at 1100 North Washington Street, Delphi, Indiana 46923 or by telephone at (765) 564-3500. In either case, you should direct your communication to Mr. Frank T. Kane, Vice President-Finance of the Company.

                  STOCKHOLDER PROPOSALS; DISCRETIONARY VOTING;
                            AND DIRECTOR NOMINATIONS

         In addition to the notice requirements described below, stockholder proposals desired to be considered for inclusion in the Company's proxy statement relating to the 2004 annual meeting of stockholders must be received by the Company at its principal executive office no later than December 2, 2003 and must be submitted in accordance with all rules and regulations under the Securities Exchange Act of 1934.

         The persons named in the enclosed proxy will have discretionary authority to vote pursuant to such proxy at the 2003 annual meeting of stockholders in accordance with their best judgment on all matters with respect to which the Company did not receive written notice at its executive office by March 15, 2003.

         The Board of Directors intends to amend the Company's By-Laws following the 2003 annual meeting of stockholders to provide a notice procedure for any director nominations and any business or matter to be presented by any stockholder of the Company at any annual or special meeting of stockholders. Assuming the Board adopts this amendment, the notice procedure described below will apply to all annual and special meetings of stockholders following the effective date of the amendment and will apply to the 2004 annual meeting of stockholders.

         Nominations for the election of directors and proposals for any business or matter to be presented at any annual or special meeting of stockholders may be made by any stockholder of record of the Company entitled to vote in the election of directors or on the business or matter to be presented, as the case may be, or by the Board of Directors of the Company. In order for a stockholder to make any such nomination or proposal, the stockholder must give notice thereof in writing by certified first class United States mail, return receipt requested, or by receipted overnight delivery to the Secretary of the Company. Such notice must be received by the Company not later than the following date: (i) with respect to any annual meeting of stockholders, not less than 120 days or more than 180 days prior to the first anniversary of the date of the notice for the previous year's annual meeting of stockholders, or (ii) with respect to any special meeting of stockholders, not more than 15 days following the date of the notice for such special meeting. No notice of any kind under this procedure is required for any nominations for the election of directors or any proposals for any business or matter made by the Board of Directors of the Company.

         Each such notice given by a stockholder with respect to nominations for the election of directors must set forth as to each nominee: (i) the name, age, address and telephone number of the nominee, (ii) the principal occupation or employment of the nominee, (iii) the number of shares of stock of the Company beneficially owned by the nominee, and (iv) any arrangement pursuant to which the nomination is made or the nominee will serve or may be elected. The stockholder making such nominations must also promptly provide any other information relating to his nominees as may be reasonably requested by the Company.

         Each such notice given by a stockholder with respect to proposals for business or other matters to be presented at any meeting of stockholders must set forth as to each matter: (i) a brief description of the business or matter desired to be presented at the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the Company's list of stockholders for the meeting, of the stockholder making such proposal, (iii) the class and number of shares of stock of the Company beneficially owned by the stockholder, and (iv) any material interest of the stockholder in such proposal. The stockholder making such proposal must also promptly provide any other information relating to his proposal as may be reasonably requested by the Company.

         If any nomination or proposal is not made in accordance with the requirements of this notice procedure, the chairman of the annual or special meeting of stockholders at which such nomination or proposal is sought to be presented may determine that the nomination or proposal was not made in accordance with the notice procedure and, in such event, he may declare to the meeting that the defective nomination or proposal is out of order and will be disregarded and not presented for a vote of the stockholders. This notice procedure does not require the Company to hold any meeting of stockholders for the purpose of considering any nomination or proposal of any stockholder.

                                  OTHER MATTERS

         As of the date of this proxy statement, the Board of Directors knows of no other matters to come before the annual meeting of stockholders. If other matters properly come before the annual meeting, the persons named in the enclosed proxy will have discretionary authority to vote such proxy at the annual meeting in accordance with their best judgment on such matters.

                                            By Order of the Board of Directors,

                                            Frank T. Kane
                                            Vice President-Finance,
                                            Chief Financial Officer,
                                            Secretary and Treasurer


April 1, 2003

                                                                      APPENDIX A


                              AMENDED AND RESTATED
                          CERTIFICATE OF INCORPORATION
                                       OF
                            chromcraft revington, inc


         Chromcraft Revington, Inc. (the "Corporation"), a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

         1. The Corporation's present name is Chromcraft Revington, Inc. The date of filing of the Corporation's original Certificate of Incorporation with the Secretary of State of Delaware was February 6, 1992.

         2. This restatement of the Corporation's Certificate of Incorporation, and the amendments contained herein, were duly adopted in accordance with Sections 245 and 242, respectively, of the General Corporation Law of the State of Delaware.

         3. The Corporation's Certificate of Incorporation, as amended and restated, shall now read as follows:


                                   ARTICLE ONE

         The name of the Corporation is Chromcraft Revington, Inc.


                                   ARTICLE TWO

         The address of the Corporation's registered office in the State of Delaware is CT Corporation System, 1209 Orange Street, Wilmington, Delaware 19801, County of New Castle. The name of its registered agent at such address is CT Corporation System


                                  ARTICLE THREE

         The nature of the business or purposes to be conducted or promoted is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.



                                  ARTICLE FOUR

                                AUTHORIZED SHARES

         Section 4.1. Total Number of Shares of Stock. Upon the filing and effectiveness of this Certificate of Incorporation and subject to the provisions of this ARTICLE FOUR and ARTICLE NINE, the total number of shares of capital stock which the Corporation has authority to issue is 20,100,000 shares. The authorized capital stock is divided into 100,000 shares of Preferred Stock of the par value of $1.00 (hereinafter the "Preferred Stock") and 20,000,000 shares of the Common Stock of the par value of $.01 (hereinafter the "Common Stock").

         Section 4.2. Preferred Stock. (a) Subject to the limitations on voting rights, convertibility and liquidation value set forth in paragraph (b) below, the shares of Preferred Stock of the Corporation may be issued from time to time in one or more series, the shares of each series to have such voting powers, full or limited, or no voting powers, and such designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof, as are stated and expressed herein or in the resolution or resolutions providing for the issue of such series, adopted by the Board of Directors as hereinafter provided.

         (b) Authority is hereby expressly granted to the Board of Directors of the Corporation, subject to the provisions of this ARTICLE FOUR and to the limitations prescribed by the General Corporation Law of Delaware, to authorize the issue of one or more series of Preferred Stock and with respect to each such series to fix by resolution or resolutions providing for the issue of such series the voting powers, full or limited, if any, of the shares of such series and the designations, preferences and relative, participating, optional or other special rights, and qualifications, limitations or restrictions thereof. The authority of the Board of Directors with respect to each series shall include, but not be limited to, the determination of fixing of the following:

                  (i)  The designation of such series;

                  (ii) The dividend rate of such series, the conditions and dates upon which such dividends shall be payable, the relation which such dividends shall bear to the dividends payable on any other class or classes of stock or any other series of any class of stock of the Corporation, and whether such dividends shall be cumulative or non-cumulative;

                  (iii) Whether the shares of such series shall be subject to redemption by the Corporation and, if made subject to such redemption, the times, prices and other terms and conditions of such redemption;

                  (iv) The terms and amount of any sinking fund provided for the purchase or redemption of the shares of such series;

                  (v) Whether or not the shares of such series shall be convertible into or exchangeable for shares of any other class or classes of any stock or any other series of any class of stock of the Corporation, and, if provision is made for conversion or exchange, the times, prices, rates, adjustments and other terms and conditions of such conversion or exchange; provided that if the Preferred Stock is convertible into Common Stock, the Company may issue shares of Preferred Stock only if the aggregate Market Value (as hereinafter defined) of (a) the shares of Common Stock issuable upon conversion of the shares of Preferred Stock to be issued (such Market Value calculated on the date of issuance of the Preferred Stock) plus (b) the shares of Common Stock issuable upon conversion of all outstanding shares of Preferred Stock (such Market Value calculated as of the date of issuance of such outstanding Preferred Stock), does not exceed $10,000,000;

                  (vi) The extent, if any, to which the holders of shares of such series shall be entitled to vote with respect to the election of directors or otherwise; provided, however, that such series, if a voting series, shall be entitled to no more than one vote per share and shall not be entitled to vote as a class on any matter except as specifically required by law;

                  (vii) The restrictions, if any, on the issue or reissue of any additional Preferred Stock; and

                  (viii)The rights of the holders of the shares of such series upon the dissolution of, or upon the distribution of assets of, the Corporation; provided, however, that the aggregate liquidation value of all shares of Preferred Stock outstanding shall not exceed $10,000,000.

         (c) As used in this Section 4.2, "Market Value" of shares of Common Stock on any date shall be the average of the daily closing prices for a share of Common Stock on the 20 consecutive trading days immediately preceding the date of calculation. The closing price for each day shall be the last such reported sales price regular way or, in the case no such reported sale takes place on such day, the average of the closing bid and asked prices regular way for such day, in each case on the principal national securities exchange or in the NASDAQ National Market System to which the shares of Common Stock are listed or admitted to trading, or, if not listed or admitted to trading, the average of the closing bid and asked prices of the Common Stock in the over-the-counter market as reported by NASDAQ or any comparable system, or if the Common Stock is not listed on NASDAQ or a comparable system the average of the closing bid and asked prices as furnished by two members of the National Association of Securities Dealers, Inc. selected from time to time by the Board of Directors of the Company acting in good faith. In the absence of one or more such quotations, the Board of Directors of the Company acting in good faith shall determine the Market Value.

         Section 4.3. Common Stock. (a) The shares of Common Stock of the Corporation shall be of one and the same class. Subject to all of the rights of the Preferred Stock provided for by resolution or resolutions of the Board of Directors pursuant to this ARTICLE FOUR or by the General Corporation Law of Delaware, the holders of Common Stock shall have full voting powers on all matters requiring stockholder action, each share of such Common Stock being entitled to one vote and having equal rights of participation in the dividends and assets of the Corporation.

         (b) Except as otherwise provided in this Certificate of Incorporation or as otherwise required by applicable law, all shares of Common Stock will be identical in all respects and will entitle the holders thereof to the same rights and privileges.

                  (i) Except as otherwise required by law, on all matters to be voted on by the Corporation's stockholders the Common Stock will be entitled to one vote per share.

                  (ii) The Common Stock will, except as expressly provided in this Certificate of Incorporation or as expressly required under the General Corporation Law of the State of Delaware, vote as a single class, together with any other voting shares, on all matters to be voted on by the Corporation's stockholders.

         Section 4.4. Dividends. When and as dividends are declared thereon, whether payable in cash, property or securities of the Corporation, each holder or Common Stock will be entitled to participate in such dividends ratably on a per share basis.

         Section 4.5. Liquidation. The holders of the Common Stock will be entitled to share ratably on a per share basis in all distributions to the holders of the Common Stock in any liquidation, dissolution or winding up of the Corporation.

         Section 4.6. Registration of Transfer. The Corporation or its transfer agent will keep at its principal office (or such other place as the Corporation reasonably designates) a register for the registration and transfer of shares of Common Stock. Upon the surrender of any certificate representing shares of Common Stock at such place, the Corporation will, at the request of the registered holder of such certificate, execute and deliver a new certificate or certificates in exchange therefor representing in the aggregate the number of shares represented by the surrendered certificate, and the Corporation forthwith will cancel such surrendered certificate. Each such new certificate will be registered in such name and will represent such number of shares as is requested by the holder of the surrendered certificate and will be substantially identical in form to the surrendered certificate. The issuance of new certificates will be made without charge to the holders of the surrendered certificates for any issuance tax in respect thereof or other cost incurred by the Corporation in connection with such issuance.

         Section 4.7. Replacement. Upon receipt of evidence reasonably satisfactory to the Corporation (an affidavit of the registered holder will be satisfactory) of the ownership and the loss, theft, destruction or mutilation of any certificate evidencing one or more shares of Common Stock, and in the case of any such loss, theft or destruction, upon receipt of indemnity reasonably satisfactory to the Corporation, or, in the case of any such mutilation upon surrender of such certificate, the Corporation will (at its expense) execute and deliver in lieu of such certificate a new certificate of like kind representing the number of shares represented by such lost, stolen, destroyed or mutilated certificate and dated the date of such lost, stolen, destroyed or mutilated certificate.

         Section 4.8. Notices. All notices referred to in this Certificate of Incorporation shall be in writing, shall be delivered personally or by first class mail, postage prepaid, and shall be deemed to have been given when received by the Corporation at its principal executive offices and to any stockholder at such holder's address as it appears in the stock records of the Corporation (unless otherwise specified in a written notice to the Corporation by such holder).

         Section 4.9. Amendment and Waiver. No amendment or waiver of any provision of this ARTICLE FOUR will be effective without prior approval of the holders of a majority of the then outstanding Common Stock voting as a single class.

                                  ARTICLE FIVE

         The name and address of the sole incorporator of the corporation is as follows:

                                James C. Kellogg
                                Townley & Updike
                              405 Lexington Avenue
                            New York, New York 10174

                                   ARTICLE SIX

         The Corporation is to have perpetual existence.

                                  ARTICLE SEVEN

         In furtherance and not in limitation of the powers conferred by statute, the Board of Directors of the Corporation is expressly authorized to make, alter or repeal the by-laws of the Corporation.

                                  ARTICLE EIGHT

         Meetings of stockholders may be held within or without the State of Delaware, as the by-laws of the Corporation and this Certificate of Incorporation may provide. The books of the Corporation may be kept outside the State of Delaware at such place or places as may be designated from time to time by the Board of Directors or in the by-laws of the Corporation. Election of directors need not be by written ballot unless the by-laws of the Corporation so provide.

                                  ARTICLE NINE

         To the fullest extent permitted by the General Corporation Law of the State of Delaware as the same exists or may hereafter be amended, a director of this Corporation shall not be liable to the Corporation or its stockholders for monetary damages for a breach of fiduciary duty as a director. Any repeal or modification of this ARTICLE NINE shall not adversely affect any right or protection of a director of the Corporation existing at the time of such repeal or modification.

                                   ARTICLE TEN

                CERTAIN RIGHTS OF THE CORPORATION'S STOCKHOLDERS

         Section 10.1. Section 203 Applicable. Section 203 of the General Corporation Law of the State of Delaware shall apply to the Corporation.

         Section 10.2. Meetings of Stockholders; Quorum; Voting.

         (a) Special Meetings of Stockholders. Special meetings of stockholders of the Corporation may be called by the Board of Directors, by the Chairman of the Board, by the President, by the holders of at least one-third of the outstanding shares of Common Stock of the Corporation or, if permitted, by the holders of any class or series of Preferred Stock.

         (b) Quorum and Voting at Annual and Special Meetings of Stockholders. At any meeting of stockholders, a majority of the outstanding shares of capital stock of the Corporation entitled to vote on the matter presented at such meeting, present in person or represented by proxy, shall constitute a quorum. When a quorum of stockholders exists at any meeting of stockholders, then in all matters other than the election of directors, the affirmative vote of a majority of the shares present in person or represented by proxy at such meeting and entitled to vote on the matter presented at such meeting shall be the act of the stockholders, except as provided otherwise by applicable law or this Certificate of Incorporation. Directors shall be elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote in the election of directors at a meeting of stockholders at which directors are elected and a quorum is present. All outstanding shares of capital stock of the Corporation shall be entitled to one vote per share on each matter submitted to a vote of the stockholders, except as provided otherwise by applicable law or this Certificate of Incorporation.

         Section 10.3. Consent of Stockholders in Lieu of a Meeting. Any action required to be taken or which may be taken at any annual or special meeting of stockholders of the Corporation shall be taken solely at a duly called annual or special meeting of stockholders and may not be taken by any consent in writing of the stockholders.

         Section 10.4. Board of Directors.

         (a) Number; Term of Office. The number of directors of the Corporation shall be fixed from time to time by the By-Laws of the Corporation and may be increased or decreased as provided therein; provided, however, that no decrease in the number of directors shall shorten the term of any existing director. The Board of Directors of the Corporation shall be divided into three classes, as nearly equal in number as possible, with the term of office of one class expiring each year. The three classes of directors shall be filled such that the directors of the first class (designated as Class I) shall be elected to hold office for a term expiring at the annual meeting of stockholders in 2004, the directors of the second class (designated as Class II) shall be elected to hold office for a term expiring at the annual meeting of stockholders in 2005, and the directors of the third class (designated as Class III) shall be elected to hold office for a term expiring at the annual meeting of stockholders in 2006; and in each case, the directors shall serve until their respective successors are duly elected and qualified. Commencing with the annual meeting of stockholders in 2004 and at each annual meeting of stockholders thereafter, the directors of the class whose term shall then expire shall be elected for a three-year term and until their respective successors are duly elected and qualified.

         (b) Vacancies and Newly Created Directorships. Any vacancies occurring on the Board of Directors, whether caused by removal, resignation, retirement, disqualification or death, and any newly created directorships resulting from an increase in the number of directors, may be filled by the affirmative vote of not less than a majority of the directors then in office, though less than a quorum, or by a sole remaining director. A director chosen to fill any such vacancy or any such newly created directorship shall hold office until the next election of the class for which such director was chosen and until such director's successor is duly elected and qualified. The directors who fill any newly created directorship shall have the discretion to select the class to which the new director shall be assigned.

         (c) Removal of Directors. Any or all directors of the Corporation may be removed only for cause by the affirmative vote of the holders of not less than two-thirds of the outstanding shares of Common Stock of the Corporation then entitled to vote at an election of directors.

         (d) Holders of Preferred Stock. Notwithstanding the foregoing provisions of Section 10.4 of this ARTICLE TEN, whenever the holders of any class or series of Preferred Stock shall have the right, voting separately by class or series, to elect any director, then the election, term of office, filling of vacancies, removal and other features of such directorship shall be governed by applicable law, by this Certificate of Incorporation, by the By-Laws of the Corporation and by the resolutions of the Board of Directors creating such class or series, to the extent applicable thereto, and such directors shall not be divided into classes pursuant to this Section 10.4 unless expressly provided in such resolutions of the Board of Directors.

         Section 10.5. Classes of Stock. Except as provided in Section 4.2, the designations and the powers, preferences and rights, and the qualifications, limitations and restrictions thereof, in respect of any class or classes of stock and any series of any class of stock of the Corporation shall be set forth in an amendment to this Certificate of Incorporation of the Corporation.

         Section 10.6. Reservation of Shares. The Corporation will at all times reserve and keep available out of its authorized but unissued shares of Common Stock, the number of such shares which are sufficient for issuance upon exercise of any then outstanding warrant, option or similar right to receive or acquire any class of Common Stock.

                                 ARTICLE ELEVEN

         The Corporation reserves the right to amend, alter, change or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed herein and by the laws of the State of Delaware, and all rights conferred upon stockholders herein are granted subject to this reservation.

                                 ARTICLE TWELVE

         Any Business Combination (as hereinafter defined) which is approved and recommended by the affirmative vote of less than two-thirds of the entire Board of Directors of the Corporation then in office shall require the affirmative vote of the holders of at least two-thirds of the then outstanding shares of capital stock of the Corporation entitled to vote thereon in order for such Business Combination to be approved. Any Business Combination which is approved and recommended by the affirmative vote of at least two-thirds of the entire Board of Directors of the Corporation then in office shall require only the affirmative vote of the holders of a majority of the then outstanding shares of capital stock of the Corporation entitled to vote thereon in order for such Business Combination to be approved.

         As used in this ARTICLE TWELVE, a "Business Combination" shall mean any of the following or an agreement or arrangement to do any of the following:

         (a) Any merger (except for a merger which, pursuant to Section 251(f) or Section 251(g) of the General Corporation Law of the State of Delaware, no vote of the stockholders of the Corporation is required), consolidation or similar transaction of the Corporation with or into any other person, corporation or entity; or

         (b) Any share exchange or similar transaction involving the Corporation and any other person, corporation or entity, other than (i) a share exchange or similar transaction pursuant to which the Corporation shall acquire any other person, corporation or entity as a majority-owned subsidiary of the Corporation, or (ii) a share exchange or similar transaction involving any of the Corporation's subsidiaries; or

         (c) Any sale, lease or other disposition of all or substantially all of the assets of the Corporation to any other person, corporation or entity; or

         (d) Any voluntary dissolution or liquidation of the Corporation or any adoption of any plan with respect thereto.

                                ARTICLE THIRTEEN

         Notwithstanding any other provision of this Certificate of Incorporation, any provision of the By-Laws of the Corporation or any provision of applicable law that might permit a lesser vote or no vote, the affirmative vote of the holders of not less than two-thirds of the then outstanding shares of Common Stock of the Corporation, voting together as a single class, shall be required to alter, amend or repeal any provision of Section 10.1, 10.2, 10.3 or
10.4 of ARTICLE TEN; of ARTICLE TWELVE; or of this ARTICLE THIRTEEN of this Certificate of Incorporation or any provision of this Certificate of Incorporation or the By-Laws of the Corporation in a manner in contravention of any of such Sections or Articles.






                                      * * *

                           CHROMCRAFT REVINGTON, INC.

           This Proxy is Solicited on Behalf of the Board of Directors
               For use at the 2003 Annual Meeting of Stockholders

The undersigned hereby appoints MICHAEL E. THOMAS and FRANK T. KANE, and each of them singly, as proxies, each having the power to appoint his substitute, to represent and to vote all shares of common stock of Chromcraft Revington, Inc. (the "Company") that the undersigned is entitled to vote at the Annual Meeting of Stockholders to be held on May 1, 2003, and at any adjournment or postponement thereof, with all of the powers the undersigned would possess if personally present, as follows:


         1. Amendments to Certificate of Incorporation. Approval of the following amendments to the Company's Certificate of Incorporation:

         (a) Article Ten, Section 10.2. To increase the percentage of holders of common stock of the Company necessary to call a special meeting of stockholders from 15% to 33 1/3%.

                           [ ]   FOR        [ ]   AGAINST        [ ]   ABSTAIN

         (b) Article Ten, Section 10.3. To require that any action by stockholders of the Company must be taken at a meeting of stockholders and not by written consent in lieu of a meeting.

                           [ ]   FOR        [ ]   AGAINST        [ ]   ABSTAIN

         (c) Article Ten, Section 10.4(a). To divide the directors of the Company into three classes with staggered terms.

                           [ ]   FOR        [ ]   AGAINST        [ ]   ABSTAIN

         (d) Article Ten, Section 10.4(b). To provide the manner in which director vacancies and newly created directorships may be filled.

                           [ ]   FOR        [ ]   AGAINST        [ ]   ABSTAIN

         (e) Article Ten, Section 10.4(c). To provide that directors of the Company may be removed only for cause by the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of the Company entitled to vote in the election of directors.

                           [ ]   FOR        [ ]   AGAINST        [ ]   ABSTAIN

         (f) Article Ten, Section 10.4(d). To provide that the Board of Directors of the Company may establish provisions regarding the term of office, filling of vacancies, removal and other features for a director who may be elected by the holders of any preferred stock of the Company entitled to vote as a separate class.

                           [ ]   FOR        [ ]   AGAINST        [ ]   ABSTAIN

         (g) Article Ten, Section 10.1. To provide limitations on certain business combinations with significant stockholders of the Company.

                           [ ]   FOR        [ ]   AGAINST        [ ]   ABSTAIN

         (h) Article Twelve. To provide that certain business combinations involving the Company may require the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock of the Company.

                           [ ]   FOR        [ ]   AGAINST        [ ]   ABSTAIN

         (i) Article Thirteen. To require that any amendment or repeal of certain provisions of the Company's Amended and Restated Certificate of Incorporation would require the affirmative vote of the holders of at least two-thirds of the outstanding shares of common stock and to restrict any amendments to the Company's By-Laws in contravention of certain provisions of the Company's Amended and Restated Certificate of Incorporation.

                           [ ]   FOR        [ ]   AGAINST        [ ]   ABSTAIN

         2. Election of Directors. To elect as directors all nominees named below to the classes and for the terms specified herein, but if the proposed amendment to the Company's Certificate of Incorporation providing for a classified board of directors with staggered terms is not approved by stockholders, then the nominees named below will be elected to hold office until the 2004 Annual Meeting of Stockholders and until their respective successors are duly elected and qualified.

         [ ] FOR all nominees listed below      [ ] WITHHOLD AUTHORITY to
             except as marked to the contrary.      vote for all nominees listed
                                                    below.

   Class I (Term to expire in 2004)        Class II (Term to expire in 2005)
   --------------------------------        ---------------------------------

           Stephen D. Healy                          Larry P. Kunz
          Theodore L. Mullett                      Michael E. Thomas

                       Class III (Term to expire in 2006)
                       ----------------------------------

                                 David L. Kolb
                               Warren G. Wintrub

INSTRUCTION: To withhold authority to vote for any nominee(s), mark the FOR box above and write the name of the nominee(s) in the space provided below.

           ----------------------------------------------------------

         3. Ratification of Appointment of KPMG LLP. Ratification of the appointment of KPMG LLP as the independent auditors for the Company for the fiscal year ending December 31, 2003.

                           [ ]   FOR        [ ]   AGAINST        [ ]   ABSTAIN

         4. Other Matters. In their discretion, on such other matters as may properly come before the annual meeting of stockholders and any adjournment or postponement thereof.

This proxy will be voted as directed, but if no direction is given, this proxy will be voted FOR the approval of each of the amendments to the Company's Certificate of Incorporation; FOR the election as directors of all nominees named above to the classes and for the terms specified herein; and FOR the ratification of the appointment of KPMG LLP as the independent auditors for the Company for the fiscal year ending December 31, 2003. With respect to any other matters as may properly come before the annual meeting of stockholders, the proxies named herein will have discretionary authority to vote on such matters and intend to vote in accordance with their best judgment.




                                            ----------------------------------
                                            (Signature)

                                            ----------------------------------
                                            (Signature, if held jointly)

                                            ----------------------------------
                                            (Printed name)

                                            ----------------------------------
                                            (Title or Capacity, if applicable)


Dated: ___________________, 2003

Note: If there are two or more owners, all should sign this proxy. When signing as attorney, executor, administrator, trustee, guardian or other representative capacity, please provide capacity of person signing. If owner is a corporation, please indicate full corporate name, sign by an authorized person and provide title of person signing. If owner is a partnership, limited liability company or other entity, please indicate full partnership, limited liability company or entity name, sign by an authorized person and provide title of person signing.